03:41:36 PM                                             EXHIBIT 99. 8


                 MBNA MASTER CREDIT CARD TRUST II SERIES 1995-D

                            KEY PERFORMANCE FACTORS
                                    AUGUST, 1996



        Expected B Maturity                                      7/17/00


        Blended Coupon                                             5.6966%


        Excess Protection Level
          3 Month Average                                            5.32%
        August, 1996                                                 5.79%
        July, 1996                                                   4.68%
        June, 1996                                                   5.50%


        Cash Yield                                                  17.70%


        Investor Charge Offs                                         4.00%


        Base Rate                                                    7.91%


        Over 35 Day Delinquency                                      4.35%


        Seller's Interest                                           11.65%


        Total Payment Rate                                          11.58%


        Total Principal Balance                         $17,417,329,014.31


        Investor Participation Amount                      $500,000,000.00


        Seller Participation Amount                      $2,029,454,014.31